UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

CannaPharmaRX, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3600, 888—3rd Street SW

Calgary, Alberta, Canada T2P 5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPMD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

CannaPharmaRX, Inc. ("the "Company") entered into letter agreements with payment schedules to address outstanding amounts due to two significant debtholders of the Company. The Company is entering into the payment schedule as a way to address outstanding debts and avoid additional defaults but retain capital to continue to grow operations and deliver product. Information about the payment schedules was previously included in the Company’s 10Q for period ending June 30, 2025, however, the actual schedule agreements were erroneously not included. The Company is filing this 8-k to include the actual payment schedule agreement that were erroneously not included in the exhibits of the Company’s 10Q for period ending June 30, 2025.

Item 9.01 Financial Statements and Exhibits.

The repayment schedules for the debtholders are being attached as an exhibit herewith.

Exhibit No.	Description

1.1	Letter Agreement (Payment Schedule) - A. Tal Payment Schedule (Payment Schedule) - Koze Investments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAPHARMARX, INC.

October 3, 2025	By:	/s/ Constantine Nkafu
	Name:	Constantine Nkafu
	Title:	CEO

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